UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 15, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Compensatory Arrangement of Certain Officers

A.  On August 15, 2008, the Compensation and Stock Options Committee (“Compensation Committee”) of the Board of Directors of International Rectifier Corporation (the “Company”), established a short-term cash incentive bonus program for the Company’s 2009 fiscal year.  Each of the following executive officers of the Company, who were designated as named executive officers of the Company for its 2008 fiscal year, is eligible to participate in the bonus program: President and Chief Executive Officer, Oleg Khaykin; Acting Chief Financial Officer, Peter Knepper; Executive Vice President and Chief Administrative Officer, Donald Dancer; and Executive Vice President and Chief Operations Officer, Mike Barrow.

Under the incentive bonus program, each such officer is eligible to receive a cash bonus for fiscal year 2009, expressed as an individual target bonus established for each officer, and determined through the Company’s level of achievement of certain performance goals and each officer’s achievement of individualized goals established for each such officer.  The Company must achieve a threshold performance goal in order for any bonus to be paid under the incentive bonus program.

Each officer’s individual bonus target is expressed as a percentage of the officer’s annualized base salary. The individual bonus target established for Mr. Khaykin, Mr. Knepper, Mr. Dancer and Mr. Barrow is 100%, 35%, 75% and 70%, respectively.  The Company’s performance goal for the 2009 fiscal year is based upon the Company’s level of achievement of earnings before income and taxes, less certain extraordinary items.  If the Company achieves the threshold performance goal, each officer would be eligible to receive up to 50% of such officer’s target bonus. If the Company achieves the corporate performance goal associated with bonus targets, each officer would be eligible to receive up to 100% of such officer’s target bonus.  If the Company exceeds the performance goal associated with target bonuses by a specified amount, then each officer would be eligible to receive up to 150% of such officer’s target bonus.  The bonus opportunity for each officer for levels of achievement by the Company between the performance goals for threshold and target bonuses, and levels of achievement by the Company between the performance goals for target and maximum bonuses will be determined on a scale depending on the extent to which the Company has exceeded its performance goals for threshold or target bonuses, respectively.  The actual bonus payouts are subject to the Compensation Committee’s subjective review of each officer’s individualized performance, but in no event will any bonus exceed 150% of the officer’s applicable target bonus.  The Compensation Committee will determine whether and the extent to which bonuses are payable pursuant to the incentive bonus program.

B.  On August 21, 2008, the Compensation Committee adopted certain enhanced severance practices with respect to executive officers where employment is terminated for reasons other than for cause. Under the severance practices, such officers could be provided with a severance benefit from the Company of up to fifty-two weeks of base pay, a maximum of one year following employment termination date to exercise vested stock options, six months’ continued medical plan coverage and six months outplacement services under Company practices.  Severance arrangements may include certain additional covenants in favor of the Company and may include certain additional severance pay to compensate the officer for being able to consult with the Company or to assist with the transition of duties.  An executive officer would be required to provide a release of claims in order to receive any enhanced severance benefits.  Notwithstanding the adoption of the severance practices, the practices are non-binding and Committee retains the discretion and the authority to review, approve, modify or alter under then existing circumstances any such arrangement prior to the execution of any agreement with the executive officer.  The adoption of the severance practices do not supersede any existing agreement with any executive officer.

C.  On November 2, 2007, the Company filed a current report on Form 8-K (the “November 2, 2007 8-K”) reporting that certain key officers would receive a Severance Agreement in the form attached as Exhibit 10.4 to the November 2, 2007 8-K.  That form of Severance Agreement provides in the event of a voluntary termination for good reason, as defined therein, or an involuntary termination other than for cause, as also defined therein, following, or in specific contemplation of, a change in control of the Company as specified in the Severance Agreement, for a payment of one times annual salary and target bonus, the acceleration of vesting of all unvested equity and stock option grants, continuation of COBRA benefits for eighteen months and payment of a modified excise tax gross-up.  A copy of the form of Severance Agreement is incorporated herein by reference to Exhibit 10.4 to the November 2, 2007 8-K.  On August 21, 2008, the Compensation Committee approved such form of Severance Agreement for Mike Barrow, Executive Vice President and Chief Operations Officer of the Company.

Item 7.01 Regulation FD Disclosure

On August 15, 2008, shortly after the Company’s disclosure that Vishay Intertechnology, Inc. (“Vishay”) had made an unsolicited, non-binding proposal to acquire all outstanding shares of the Company for $21.22 per share in cash, a purported class action complaint captioned Hui Zhao v. International Rectifier Corp., No. BC396461, was filed in the Superior Court of the State of California for the County of Los Angeles.  The complaint names as defendants the Company and all current directors and alleges that the Vishay proposal is unfair and that acceptance of the offer would constitute a breach of fiduciary duty.  The action seeks to enjoin defendants from agreeing to the Vishay proposal or, alternatively, to rescind a merger with Vishay if it were ultimately consummated, as well as an award of attorneys’ fees and costs.

On August 19, 2008, a substantially similar complaint captioned United Union of Roofers, Waterproofers & Allied Workers Local Union No. 8 v. International Rectifier Corp., No. BC396490, was filed in the same Court.  This complaint names the same defendants and alleges that the Vishay proposal is unfair and that the Company’s directors breached their fiduciary duties in connection with the proposed acquisition by failing to properly value the Company and by failing to maximize its value through steps such as the solicitation of alternate offers.  The action likewise seeks to enjoin defendants from agreeing to the Vishay proposal and a declaration that defendants breached their fiduciary duties, as well as an award of attorneys’ fees and costs.

Neither action seeks damages against the Company.  The Company believes that both actions are without merit and that any such challenges to the Vishay proposal and to the conduct of the Company’s directors in considering the Vishay proposal are premature in light of the Company’s August 15, 2008 announcement that the board of directors is still evaluating the Vishay proposal and has not yet made a determination regarding it. The Company expects to seek to consolidate the two actions and intends to oppose them vigorously.

The information in this Item 7.01 of this current report on Form 8-K will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2008	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Tim Bixler
	Name:	Tim Bixler
	Title:	Vice President,
General Counsel and Secretary